Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-185318) of our reports dated January 28, 2021, relating to the financial statements of Jefferies Financial Group Inc., and the effectiveness of Jefferies Financial Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Jefferies Financial Group Inc. for the year ended November 30, 2020.

/s/ Deloitte & Touche LLP

New York, New York

March 25, 2021